UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 10, 1995

                            CHARTER BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

    Texas                            0-13496                    74-1967164
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)

2600 Citadel Plaza Drive, Suite 600, Houston, Texas               77008
    (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:            (713) 692-6121

(Former name or former address, if changed since last report)  Not Applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On January 10, 1995, following receipt of all requisite regulatory approvals, Charter Bancshares, Inc. ("Charter") consummated the acquisition of West Loop Savings and Loan Association, Houston, Texas ("West Loop S&L"). Pursuant to the plan of consolidation which was approved by the shareholders of West Loop S&L and CBH, Inc., Charter's wholly owned Delaware intermediary bank holding company subsidiary ("CBH"), West Loop S&L consolidated with Charter Interim State Savings Bank, an interim state savings bank and wholly owned subsidiary of CBH. The resulting savings bank, Charter Bank, SSB, will operate as a separately chartered Texas-state savings bank and wholly owned subsidiary of CBH. Charter also owns and manages three other national banking subsidiaries, Charter National Bank-Houston ("Charter- Houston"), Charter National Bank-Colonial and University National Bank-Galveston. At September 30, 1994 and December 31, 1993, respectively, West Loop S&L had total assets of $140 million and $125 million, total deposits of $102 million and $97 million, and total loans of $90 million and $74 million.

        Charter Bank, SSB has two full-service banking facilities and one office facility for back-room operations. Charter Bank, SSB leases one branch location at 4672 Beechnut, Houston, Texas in the Meyerland area. Charter Bank, SSB owns the building comprising its branch facility at 401 West Texas Avenue, Baytown, Texas. On September 30, 1994, Charter Bank, SSB employed approximately twenty-six full-time and two part-time persons, including three senior officers. Charter- Houston will act as an upstream correspondent bank in providing accounting, auditing, bookkeeping, data processing and support services to Charter Bank, SSB.

        While Charter Bank, SSB will continue to offer the full range of financial services which it has historically provided to its commercial, retail and individual customers, the products and services available to such customers will be expanded through Charter's company-wide enhanced community banking program and the availability of trust and investment management services of Charter-Houston. Charter intends to maintain the community focus which Charter Bank, SSB has effectively fostered while realizing the centralized operating efficiencies and broader array of products available through Charter's consolidated operating and accounting systems.

        The acquisition of West Loop S&L was made for an aggregate purchase price of approximately $11.2 million or $37 per share of outstanding capital stock of West Loop S&L. Approximately $9.3 million, or $31 per share, is based on 110% of the March 31, 1994 shareholders' equity. Approximately $2 million, or $6 per share, is based on earnings as adjusted under the terms of the plan of consolidation for the nine months ended December 31, 1994 ("Adjusted Earnings"). $33.17 per share in cash will be paid to the shareholders of West Loop S&L as of the transaction date of January 10, 1995, with the remaining estimated cash payments having been placed in an escrow account pending final determination of the Adjusted Earnings.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

PART A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               INDEX TO FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Independent Auditors' Report ...............................................   4

Financial Statements:

        Balance Sheets as of December 31, 1993 and 1992 ....................   5

        Statements of Operations and Accumulated Earnings -
          Years Ended December 31, 1993 and 1992 ...........................   6

        Statements of Cash Flows - Years Ended
          December 31, 1993 and 1992 .......................................   7

        Notes to Financial Statements ......................................   8

WEST LOOP SAVINGS & LOAN ASSOCIATION

Financial Statements for the Years Ended December 31, 1993 and 1992 and Independent Auditors' Report

(3697)

INDEPENDENT AUDITORS' REPORT

Board of Directors of
         West Loop Savings & Loan Association:

We have audited the accompanying statements of financial condition of West Loop Savings & Loan Association (the "Association") as of December 31, 1993 and 1992, and the related statements of operations and accumulated earnings and cash flows for the years then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Association at December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1993 the Association changed its method of accounting for certain investments in debt and equity securities to conform with Statement of Financial Accounting Standards No. 115.

February 15, 1994


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Current Report of Charter Bancshares, Inc. on Form 8-K of our report dated February 15, 1994 relating to the financial statement schedules of West Loop Savings & Loan Association appearing in Item 7 of this Current Report.

DELOITTE & TOUCHE LLP
Houston, Texas

January 23, 1995

WEST LOOP SAVINGS & LOAN ASSOCIATION

STATEMENTS OF FINANCIAL CONDITION,
DECEMBER 31, 1993 AND 1992

ASSETS                                                                                                 1993                  1992
                                                                                                   ------------         ------------
Cash and cash equivalents ................................................................         $ 12,929,106         $ 11,887,542
Certificates of deposit ..................................................................              100,000
Investment securities held to maturity (estimated market value
   of $16,519,561 in 1992) (Note 2) ......................................................           15,794,098
Investment securities available for sale (at market value) (Note 2) ......................           34,815,762
Loans receivable, net (Notes 3 and 7) ....................................................           73,342,301           64,672,457
Accrued interest receivable, net of reserve for uncollectible
   interest of $74,606 in 1993 and $114,785 in 1992 ......................................              783,946              755,763
Foreclosed real estate, net of allowance for losses of
   $399,224 in 1993 and $488,573 in 1992 .................................................              897,755              855,185
Property and leasehold improvements, net (Note 4) ........................................              679,263              572,944
Premium on deposits, net of accumulated amortization
   of $152,500 in 1993 and $107,500 in 1992 ..............................................              147,500              192,500
Federal Home Loan Bank stock, at cost ....................................................              807,400              407,500
Other assets .............................................................................              214,506              190,623
                                                                                                   ------------         ------------
TOTAL ....................................................................................         $124,617,539         $ 95,428,612
                                                                                                   ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
   Deposits (Note 6) .....................................................................         $ 96,940,484         $ 83,671,135
   Borrowed funds (Note 7) ...............................................................           15,949,674            3,500,000
   Advances from borrowers for taxes and insurance .......................................              606,881              208,629
   Accrued expenses and other liabilities ................................................            2,766,674            2,225,223
                                                                                                   ------------         ------------
                Total liabilities ........................................................          116,263,713           89,604,987
                                                                                                   ------------         ------------
COMMITMENTS AND CONTINGENCIES (Notes 8 and 9)
STOCKHOLDERS' EQUITY (Note 10):
   Common stock, $5 par value, 3,000,000 shares authorized,
      300,000 shares issued and outstanding ..............................................            1,500,000            1,500,000
   Additional paid-in capital ............................................................            1,560,000            1,560,000
   Retained earnings .....................................................................            5,044,398            2,763,625
   Unrealized gain on securities available for sale, net of tax (Note 2) .................              249,428
                                                                                                   ------------         ------------
                Total stockholders' equity ...............................................            8,353,826            5,823,625
                                                                                                   ------------         ------------
TOTAL ....................................................................................         $124,617,539         $ 95,428,612
                                                                                                   ============         ============

See notes to financial statements.

WEST LOOP SAVINGS & LOAN ASSOCIATION

STATEMENTS OF OPERATIONS AND ACCUMULATED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                                                  1993                       1992
                                                                                             ------------              ------------
INTEREST INCOME:
   Loans receivable ............................................................             $  9,243,562              $  7,192,838
   Investment securities .......................................................                2,051,411                 1,784,853
                                                                                             ------------              ------------
                Total interest income ..........................................               11,294,973                 8,977,691
                                                                                             ------------              ------------
INTEREST EXPENSE:
   Deposits (Note 6) ...........................................................                3,984,967                 3,889,780
   Borrowed funds (Note 7) .....................................................                  620,134                    46,834
                                                                                             ------------              ------------
                Total interest expense .........................................                4,605,101                 3,936,614
                                                                                             ------------              ------------
NET INTEREST INCOME ............................................................                6,689,872                 5,041,077
PROVISION FOR LOAN LOSSES (Note 3) .............................................                  413,385                   209,003
                                                                                             ------------              ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ............................                6,276,487                 4,832,074
                                                                                             ------------              ------------
NONINTEREST INCOME:
   Loan fees ...................................................................                  301,648                   373,037
   Gain on sales of loans ......................................................                  415,890                         0
   Other (Note 12) .............................................................                  381,001                   375,327
                                                                                             ------------              ------------
                Total noninterest income .......................................                1,098,539                   748,364
                                                                                             ------------              ------------
NONINTEREST EXPENSES:
   Salaries and benefits .......................................................                1,534,274                 1,163,888
   Occupancy (Note 8) ..........................................................                  167,829                   149,815
   Expenses relating to foreclosed real estate, net ............................                    2,552                   295,959
   Other (Note 12) .............................................................                1,302,993                 1,618,635
                                                                                             ------------              ------------
                Total noninterest expenses .....................................                3,007,648                 3,228,297
                                                                                             ------------              ------------
INCOME BEFORE INCOME TAXES .....................................................                4,367,378                 2,352,141
PROVISION FOR INCOME TAXES (Note 11):
   Current .....................................................................                1,504,147                   842,736
   Deferred ....................................................................                   57,458                   (60,093)
                                                                                             ------------              ------------
                Total provision for income taxes ...............................                1,561,605                   782,643
                                                                                             ------------              ------------
NET INCOME .....................................................................                2,805,773                 1,569,498
DIVIDENDS PAID .................................................................                 (525,000)                 (300,000)
ACCUMULATED EARNINGS AT BEGINNING OF YEAR ......................................                2,763,625                 1,494,127
                                                                                             ------------              ------------
ACCUMULATED EARNINGS AT END OF YEAR ............................................             $  5,044,398              $  2,763,625
                                                                                             ============              ============

See notes to financial statements.

WEST LOOP SAVINGS & LOAN ASSOCIATION

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                                                                        1993               1992
                                                                                                   -------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ..............................................................................       $  2,805,773        $  1,569,498
   Adjustments to reconcile net income to cash provided by operating activities:
      Depreciation and amortization ........................................................            178,172              17,444
      Provision for loan losses ............................................................            413,385             209,003
      Provision (credit) for loss on foreclosed real estate ................................            (65,633)            120,715
      Gain on sales of loans ...............................................................           (415,890)                  0
      Gain on sales of foreclosed real estate ..............................................            (99,356)           (188,606)
      Gain on sales of investment securities ...............................................           (163,354)                  0
      Federal Home Loan Bank stock dividends ...............................................             (6,200)            (15,200)
      (Increase) decrease in:
         Certificates of deposit ...........................................................            100,000          18,122,070
         Accrued interest receivable .......................................................            (28,183)            305,799
         Other assets ......................................................................            (23,883)            (59,801)
      Increase (decrease) in accrued expenses and other liabilities ........................            385,304             732,889
                                                                                                   ------------        ------------
                Net cash provided by operating activities ..................................          3,080,135          20,813,811
                                                                                                   ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from the sale of investment securities .........................................          6,139,122                   0
   Proceeds from principal paydowns of investment securities ...............................          6,879,638           1,768,894
   Purchases of investment securities ......................................................        (31,499,120)         (6,859,845)
   Increase in loan balances ...............................................................         (9,210,208)        (14,677,527)
   Capital expenditures ....................................................................           (211,866)           (356,447)
   Proceeds from sale of foreclosed real estate ............................................            665,288           1,310,664
   Purchase of Federal Home Loan Bank stock ................................................           (393,700)                  0
                                                                                                   ------------        ------------
                Net cash used in investing activities ......................................        (27,630,846)        (18,814,261)
                                                                                                   ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in borrowed funds ..............................................................         12,449,674           3,500,000
   Increase in deposits ....................................................................         13,269,349           1,519,720
   Advances from borrowers for taxes and insurance .........................................            398,252             (26,943)
   Dividends paid ..........................................................................           (525,000)           (300,000)
                                                                                                   ------------        ------------
                Net cash provided by financing activities ..................................         25,592,275           4,692,777
                                                                                                   ------------        ------------
INCREASE IN CASH AND CASH EQUIVALENTS ......................................................          1,041,564           6,692,327
CASH AND CASH EQUIVALENTS, Beginning of year ...............................................         11,887,542           5,195,215
                                                                                                   ------------        ------------
CASH AND CASH EQUIVALENTS, End of year .....................................................       $ 12,929,106        $ 11,887,542
                                                                                                   ============        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest ..................................................       $  4,576,918        $  3,959,983
                                                                                                   ============        ============
   Real estate acquired in settlement of loans .............................................       $    542,869        $    710,092
                                                                                                   ============        ============
   Cash paid for income taxes ..............................................................       $  1,795,468        $    841,827
                                                                                                   ============        ============

See notes to financial statements.
                                      -7-
WEST LOOP SAVINGS & LOAN ASSOCIATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         West Loop Savings & Loan Association (the "Association") is a state-chartered savings and loan association formed effective July 16, 1984. Operations commenced on January 2, 1986.

         The accounting and reporting policies of the Association conform to generally accepted accounting principles and to general practices within the savings and loan industry. The following summarizes the more significant policies:

         INVESTMENT SECURITIES - In May 1993, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This statement requires that only debt securities that the Association has the positive intent and ability to hold to maturity be classified as held to maturity and reported at amortized cost; all other debt securities are reported at market value. SFAS No. 115 further requires that realized and unrealized gains and losses on securities classified as trading account assets, as defined, shall be recognized in current operations. Securities not classified as held to maturity or trading are classified as available for sale, with the related unrealized gains and losses excluded from earnings and reported net of tax as a separate component of stockholders' equity until realized. This pronouncement is effective for fiscal years beginning after December 15, 1993. The Association early adopted SFAS No. 115 effective December 31, 1993.

         Investment securities held until maturity at December 31, 1992, including mortgage-backed securities, were carried at cost, adjusted for premiums and discounts that were recognized in interest income using the interest method over the period to maturity.

         At December 31, 1993, securities and mortgage-backed securities available for sale are carried at market value. Unrealized gains and losses are excluded from earnings and reported net of tax, as a separate component of stockholders' equity until realized. Securities, including mortgage-backed securities, within the available for sale portfolios may be used as part of the Association's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or other economic factors. Gains or losses on disposition are recorded in the statement of operations on the trade date using the specific identification method and replace the unrealized gain or loss on such securities maintained as a separate component of stockholders' equity.

         Yields on the securities portfolio, including the amortization or accretion of premiums and discounts may be affected by adjustments of coupon rates in the case of adjustable rate securities and by principal prepayments of mortgage-backed securities and collateralized mortgage obligations. Management evaluates such changes in yield and the ultimate recoverability.

         PROPERTY AND LEASEHOLD IMPROVEMENTS are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over estimated useful lives of three to ten years.
                                      -8-

         FORECLOSED REAL ESTATE represents property acquired through foreclosure or in-substance foreclosure and is initially recorded at the lower of the loan balance or the fair value on the date of foreclosure or in-substance foreclosure less estimated costs to sell. Subsequent to foreclosure or in-substance foreclosure, foreclosed real estate is carried at the lower of its new cost basis or fair value, less estimated costs to sell, with any further declines being charged to current operations.

         PREMIUM ON DEPOSITS is stated at cost and amortized on a straight-line basis over 6.7 years.

         LOANS RECEIVABLE are stated at the principal amount outstanding, less any unearned income and the allowance for loan losses. Interest income is recognized using the level-yield method.

         ALLOWANCE FOR LOAN LOSSES is based on management's evaluation of the loan portfolio giving consideration to various factors including, in part, collateral values, lending policies, current economic conditions and the composition of the loan portfolio. Provisions for loan losses are charged to current operations when losses are determined to be both probable and estimable.

         LOAN FEES - Fees and certain direct costs associated with the origination of loans and commitments are deferred in accordance with SFAS No.
91. Such fees and costs are recognized in income over the lives of the related loans as yield adjustments.

         INCOME TAXES - In February 1992, the FASB issued SFAS No. 109, "Accounting for Income Taxes." The statement adopts a balance sheet approach (the "liability approach") for recording deferred taxes in place of the income statement approach previously required by Accounting Principles Board Opinion No. 11. The liability approach accounts for deferred income taxes by applying statutory tax rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax assets and liabilities are adjusted to reflect changes in tax laws or rates. The Association adopted SFAS No. 109 effective January 1, 1992 and it did not significantly affect the Association's financial statements.

         CASH FLOWS - Cash and cash equivalents include cash on hand and demand deposits with banks.

         INTEREST RATE RISK - Savings and loan associations, including the Association, are subject to interest rate risk. This risk is due to differences in the maturity and repricing characteristics of interest-earning assets and interest-bearing liabilities in different interest rate environments. The Association's management and Board of Directors monitor and measure this risk.

2.       INVESTMENT SECURITIES

         As discussed in Note 1, the Association implemented SFAS No. 115 as of December 31, 1993. As a result, the Association's stockholders' equity was increased $249,428 representing the amount of net unrealized gains at December 31, 1993 in the securities and mortgage-backed securities available for sale portfolios less an estimated tax liability. This increase to stockholders' equity was not reflected in current operations. At December 31, 1993, the Association transferred all of its investment securities held to maturity portfolio to the securities available for sale portfolio. This transfer was a result of reassessing the holding periods of securities and mortgage-backed securities in connection with implementing SFAS No. 115.

         Investment securities are summarized as follows:

                                                                                  GROSS        GROSS        ESTIMATED
                                                                                AMORTIZED    UNREALIZED    UNREALIZED     MARKET
                                                                                   COST        GAINS         LOSSES        VALUE
                                                                               -----------   -----------   -----------   -----------
DECEMBER 31, 1993:
Available for sale:
   Obligations of U.S. government corporations and agencies ................   $ 5,505,732   $     7,500   $    26,832   $ 5,486,400
   Mortgage-backed securities
      and collaterized mortgage obligations ................................    28,904,455       589,704       164,797    29,329,362
                                                                               -----------   -----------   -----------   -----------
Total ......................................................................   $34,410,187   $   597,204   $   191,629   $34,815,762
                                                                               ===========   ===========   ===========   ===========
DECEMBER 31, 1992:
Held to maturity:
   Obligations of U.S. government corporations and agencies ................   $ 4,360,681   $         0   $         0   $ 4,360,681
   Mortgage-backed securities and collaterized mortgage obligations ........    11,433,417       725,463             0    12,158,880
                                                                               -----------   -----------   -----------   -----------
Total ......................................................................   $15,794,098   $   725,463   $         0   $16,519,561
                                                                               ===========   ===========   ===========   ===========

         The following table presents contractual maturity information for investment securities at December 31, 1993. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    Amortized           Market
                                                      Cost              Value
                                                   -----------       -----------

Due in 1 year or less ......................       $ 1,005,732       $ 1,005,000
Due after 1 year through 5 years ...........         6,995,906         6,959,975
Due after 5 years through 10 years .........         1,680,391         1,697,958
Due after 10 years .........................        24,728,158        25,152,829
                                                   -----------       -----------
Total debt securities ......................       $34,410,187       $34,815,762
                                                   ===========       ===========
                                      -10-

         Mortgage-backed securities are included in the above table based on their final maturity dates. Although mortgage-backed securities are initially issued with a stated maturity date, the underlying mortgage collateral may be prepaid by the mortgage and, therefore, such securities may not reach their maturity date.

         Investment securities with an amortized cost of $5,975,768 were sold during 1993. There were no sales of investments in debt securities during 1992.

         No investment securities at December 31, 1993 were pledged to secure public deposits.

3.       LOANS RECEIVABLE

         Loans receivable as of December 31, 1993 and 1992 are summarized as follows:
                                                        1993            1992
                                                   ------------    ------------
Mortgage loans:
   Single family residential construction ......   $ 19,194,253    $ 16,649,443
   Single family residential ...................     34,018,121      41,689,991
   Multi-family ................................      5,235,259       2,678,884
   Commercial ..................................     29,503,974      14,842,489
                                                   ------------    ------------
      Total mortgage loans .....................     87,951,607      75,860,807
Installment and other loans ....................      1,304,018       1,629,195
                                                   ------------    ------------
      Total loans ..............................     89,255,625      77,490,002
Less - Undisbursed portion of loans in process .     (5,269,822)     (4,827,120)
Unearned discount ..............................     (9,694,130)     (7,454,783)
Net deferred loan fees .........................       (190,490)       (160,642)
Less allowance for loan losses .................       (758,882)       (375,000)
                                                   ------------    ------------
Loans, net .....................................   $ 73,342,301    $ 64,672,457
                                                   ============    ============

         Changes in the allowance for loan losses were as follows:

                                                        1993              1992
                                                     ---------        ---------
Balance, beginning of year ...................       $ 375,000        $ 573,980
Provision charged to operations ..............         413,385          209,003
Loans charged off, net of recoveries .........         (29,503)        (407,983)
                                                     ---------        ---------
Balance, end of year .........................       $ 758,882        $ 375,000
                                                     =========        =========
                                      -11-

4.       ALLOWANCE FOR LOSSES ON FORECLOSED REAL ESTATE

         An analysis of activity in the allowance for losses on foreclosed real estate for the years ended December 31, 1993 and 1992 is as follows:

                                                          1993           1992
                                                       ---------      ---------
Balance, beginning of year .......................     $ 488,573      $ 447,876
Provision charged (credited) to operations .......       (65,633)       120,715
Reductions .......................................       (23,716)       (80,018)
                                                       ---------      ---------
Balance, end of year .............................     $ 399,224      $ 488,573
                                                       =========      =========

5.       PROPERTY AND LEASEHOLD IMPROVEMENTS

         Property and leasehold improvements as of December 31, 1993 and 1992 are summarized as follows:

                                                         1993           1992
                                                     -----------    -----------
Furniture and equipment ..........................   $   935,370    $   770,382
Leasehold improvements ...........................       227,943        181,065
                                                     -----------    -----------
Total property and leasehold improvements ........     1,163,313        951,447
Less accumulated depreciation and amortization ...      (484,050)      (378,503)
                                                     -----------    -----------
Property and leasehold improvements, net .........   $   679,263    $   572,944
                                                     ===========    ===========

         Depreciation expense of $105,547 and $73,843 was charged to operations for the years ended December 31, 1993 and 1992, respectively.

6.       DEPOSITS

         Deposit account balances by rate as of December 31, 1993 and 1992 are summarized as follows:

                                                                                1993                   1992
                                                                             -----------           -----------
Demand deposits:
   Noninterest-bearing..................................................     $   997,447           $   656,212
   Interest-bearing with rates ranging from 1.99% to 2.5%...............       2,686,534             2,909,177
   Variable rate money market accounts, bearing interest at
      2.75% and 3.1% in 1993 and 1992, respectively.....................      10,771,635            12,144,854
                                                                             -----------           -----------
Total demand deposits...................................................      14,455,616            15,710,243
                                                                             -----------           -----------
Certificates of deposit:
   Below 4.00%..........................................................      28,045,570            25,833,344
   4.00%  to  4.99%.....................................................      14,122,252            13,189,782
   5.00%  to  5.99%.....................................................      13,314,954             9,060,198
   6.00%  to  6.99%.....................................................       3,143,453             4,913,861
   7.00%  to  7.99%.....................................................      13,780,625             6,096,542
   8.00%  to  8.99%.....................................................         213,033               533,694
   9.00%  to  9.99%.....................................................          15,702                74,260
                                                                             -----------           -----------
Total certificates of deposit...........................................      72,635,589            59,701,681
                                                                             -----------           -----------
IRA accounts, average rate at December 31, 1993 and
   1992 was 5.48% and 5.23%, respectively...............................       9,849,279             8,259,211
                                                                             -----------           -----------
Total deposits..........................................................     $96,940,484           $83,671,135
                                                                             ===========           ===========

         Scheduled maturities of the certificates of deposits and IRA accounts at December 31, 1993 are approximately as follows:

1994 ...........................................................     $38,198,134
1995 ...........................................................      10,308,151
1996 ...........................................................       4,751,556
1997 ...........................................................       5,328,951
1998 ...........................................................       9,966,274
After 1998 .....................................................      13,931,802
                                                                     -----------
Total ..........................................................     $82,484,868
                                                                     ===========

         The aggregate amount of certificates of deposit in amounts of $100,000 or more at December 31, 1993 was $8,926,400. These certificates of deposit are included in the schedule of maturities of certificates of deposits and IRA accounts above.
                                      -13-
7.       BORROWED FUNDS

         At December 31, 1993 and 1992, Federal Home Loan Advances totaled $15,949,674 and $3,500,000, respectively. These advances were collateralized by a blanket pledge of the Association's loans. The borrowed funds as of December 31, 1993 consist of Federal Home Loan Bank advances with fixed interest rates of between 5.27% and 6.85% and final maturity of January 1, 2008. Expected payments are as follows:

1994............................................................     $ 1,204,072
1995............................................................         991,688
1996............................................................       1,211,868
1997............................................................         910,534
1998............................................................         877,142
After 1998......................................................      10,754,370
                                                                     -----------
Total...........................................................     $15,949,674
                                                                     ===========
8.       COMMITMENTS AND CONTINGENCIES

         Leases - The Association is the lessee under certain leases for premises as well as certain office equipment. Total rental expense under all leases in 1993 and 1992 was $65,982 and $45,634, respectively. At December 31, 1993, future minimum rental payments on such leases are $97,464 in 1994, $96,714 in 1995, and $75,804 in 1996.

         Litigation - Various lawsuits are pending against the Association. Management of the Association, after reviewing these suits with outside counsel, considers that the aggregate liabilities, if any, will not be material to the financial statements.

9.       FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. The Association uses the same credit policies in making these commitments as it does for on-balance sheet instruments.

         The following financial instruments had been entered into by the Association as of December 31, 1993:

         Commitments to extend credit ....... $3,610,360

         Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any conditions established by the contracts. These commitments generally have fixed expiration dates and may require payment of a fee. Since some of the commitments are expected to expire without being fully drawn upon, the total commitment amount above does not necessarily represent future cash requirements.
                                      -14-

10.      CAPITAL REQUIREMENTS

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") which was effective December 7, 1989, imposed new capital requirements on financial institutions. The new capital regulations contain provisions for new capital standards that require institutions to have tangible capital, as defined, in an amount not less than 1.5% of adjusted total assets; core capital, as defined, in an amount not less than 3% of adjusted total assets; and total capital, as defined, in an amount not less than 8% of risk-weighted assets as of December 31, 1993. The following table shows the Association's compliance with the current capital requirements as of December 31, 1993 and 1992:
                               CAPITAL STANDARDS

                                                             December 31,1993                   December 31, 1992          Minimum
                                                    -----------------------------        -----------------------------   Requirement
                                                       Amount              %                 Amount             %              %
                                                    -----------          --------        -----------         ---------   -----------
GAAP capital ..............................         $ 8,353,826                          $ 5,823,625
Less:  Intangible assets ..................            (147,500)                            (192,500)
                                                    -----------                          -----------
Tangible capital ..........................           8,206,326           6.6%<F1>         5,631,125          5.9%<F1>       1.5%
Add:  Premium on
   deposits, net ..........................             147,500                              192,500
                                                    -----------                          -----------
Core capital ..............................           8,353,826           6.7%<F1>         5,823,625          6.1%<F1>       3.0%
Add:  General valuation
   loan loss allowances ...................             758,882                              375,000
                                                    -----------                          -----------
Total risk-based capital ..................         $ 9,112,708          13.2%<F2>       $ 6,198,625         11.4%<F2>       8.0%
                                                    ===========                          ===========

<F1> Stated as a percentage of adjusted total assets as defined.
<F2> Stated as a percentage of risk-weighted assets as defined.

         Net income in the accompanying statement of operations for the year ended December 31, 1993 agrees with the amount shown in the Association's 1993 Thrift Financial Reports.
                                      -15-
11.      INCOME TAXES

         Income tax expense for the years ended December 31, 1993 and 1992 is comprised of:
                                   Current          Deferred           Total
                                 -----------        --------        -----------
1993
Federal income tax .......       $ 1,408,173        $ 45,458        $ 1,453,631
State income tax .........            95,974          12,000            107,974
                                 -----------        --------        -----------
Total ....................       $ 1,504,147        $ 57,458        $ 1,561,605
                                 ===========        ========        ===========
1992
Federal income tax .......       $   867,202        $(60,093)       $   807,109
State income tax .........           (24,466)              0            (24,466)
                                 -----------        --------        -----------
Total ....................       $   842,736        $(60,093)       $   782,643
                                 ===========        ========        ===========

         The provision for income tax differs from tax computed using the federal statutory corporate tax rate of 34%. A reconciliation of the difference is as follows:
                                                       1993              1992
                                                    -----------       ---------
Income tax using the federal statutory
  corporate tax rate of 34% ..................      $ 1,484,909       $ 799,728
State income tax, net of federal benefit .....           71,263         (16,148)
Other ........................................           (5,433)           (937)
                                                    -----------       ---------
Provision for income tax .....................      $ 1,561,605       $ 782,643
                                                    ===========       =========
                                      -16-

         Deferred income taxes and benefits are provided for differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Significant deferred tax assets and liabilities at December 31, 1993 and 1992 are as follows:
                                                            1993          1992
                                                          --------      --------
Deferred tax assets:
   Net loan fees ...................................      $ 66,612      $ 54,618
   Reserve for accrued expenses ....................        36,703       118,033
   Net deferred franchise tax asset ................         2,172
                                                          --------      --------
                Total deferred tax assets ..........       105,487       172,651
                                                          ========      ========
Deferred tax liabilities:
   Cash to accrual change ..........................       164,136       246,205
   Unrealized gain on securities ...................       137,896
   Bad debt reserve ................................        58,426        19,905
   FHLB stock dividend .............................        12,920        10,812
   Depreciable assets ..............................         6,572         7,377
   Deferred gain on loans ..........................         5,930
   Other ...........................................        16,711         2,102
                                                          --------      --------
                Total deferred tax liabilities .....       402,591       286,401
                                                          ========      ========
Net deferred tax liability .........................      $297,104      $113,750
                                                          ========      ========

         The Association has no valuation allowance against the deferred tax assets.

12.      OTHER NONINTEREST INCOME AND EXPENSES

         Other noninterest income and expenses for the years ended December 31, 1993 and 1992 are summarized as follows:
                                                         1993            1992
                                                      ----------      ----------
Other noninterest income:
   Gain on sales of investment securities ......      $  163,354
   Gain on sales of foreclosed real estate .....          99,356      $  215,577
   Late charges and other charges and fees .....          77,719          74,297
   Other .......................................          40,572          85,453
                                                      ----------      ----------
                                                      $  381,001      $  375,327
                                                      ==========      ==========
Other noninterest expense:
   Professional fees ...........................      $  194,545      $  715,128
   Data processing .............................         129,319         118,721
   Printing, postage and supplies ..............         103,465          97,864
   Deposit insurance premiums ..................         196,778         184,283
   Other .......................................         678,886         502,639
                                                      ----------      ----------
                                                      $1,302,993      $1,618,635
                                                      ==========      ==========
                                      -17-
PART B.  PRO FORMA INFORMATION

This acquisition will be accounted for under the purchase method of accounting. The following pro forma financial information consists of a pro forma condensed balance sheet as of September 30, 1994, and pro forma condensed statements of earnings for the nine months ended September 30, 1994 and the year ended December 31, 1993. Pro forma adjustments related to the pro forma condensed balance sheet have been computed assuming the acquisition was consummated September 30, 1994. Pro forma adjustments related to the pro forma condensed statements of earnings have been computed assuming the acquisition was consummated as of January 1, 1994. Approximately $514,000 and $636,000, respectively, of non-recurring net earnings are included in the historical financial information of West Loop S&L for the nine-months ended September 30, 1994 and the year ended December 31, 1993, respectively. Management anticipates that significant cost savings should be effected in the categories of salaries and benefits and data processing expense by the third quarter of 1995. These expense reductions were not considered in the pro forma condensed income statements. Pro forma adjustments are discussed in the accompanying footnotes to the pro forma financial statements.

PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                                                      September 30, 1994
                                                                      ==================
                                                     Charter      West Loop S&L    Adjustments      Pro Forma
                                                    ---------     -------------    -----------      ---------
                                                                        (in thousands)
Assets:
    Cash and short-term investments (Note A)        $ 78,819        $ 12,212        $(10,419)        $ 80,612
    Securities (Note B) ....................         284,832          35,552          (2,200)         318,184
    Loans (Note E) .........................         318,242          89,827             480          408,549
        Less:  Allowance for credit losses .           4,445             733            --              5,178
                                                    --------        --------        --------         --------
        Loans, net .........................         313,797          89,094             480          403,371
    Other assets (Note C) ..................          29,163           3,588             300           33,051
                                                    --------        --------        --------         --------
TOTAL ASSETS ...............................        $706,611        $140,446        $(11,839)        $835,218
                                                    ========        ========        ========         ========

Liabilities and Shareholders' Equity:

Liabilities:
    Deposits:
        Non-interest-bearing deposits ......        $178,253        $  1,316        $                $179,569
        Interest-bearing deposits (Note E) .         410,997         100,813            (200)         511,610
                                                    --------        --------        --------         --------
           Total Deposits ..................         589,250         102,129            (200)         691,179
    Securities sold under agreement to
     repurchase ............................          13,474            --                             13,474
    Federal Home Loan Bank Advances (Note D)          33,000          24,954          (1,500)          56,454
    Long-term debt and debentures ..........          15,050            --                             15,050
    Other liabilities ......................           7,645           3,224                           10,869
                                                    --------        --------        --------         --------
        Total Liabilities ..................         658,419         130,307          (1,700)         787,026
Total Shareholders' Equity .................          48,192          10,139         (10,139)          48,192
                                                    --------        --------        --------         --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .        $706,611        $140,446        $(11,839)        $835,218
                                                    ========        ========        ========         ========

                  The accompanying notes are an integral part
                     of the pro forma financial statements.

PRO FORMA CONDENSED STATEMENT OF EARNINGS
(UNAUDITED)
                                                                          Nine Months Ended September 30, 1994
                                                                          ====================================
                                                              Charter        West Loop S&L       Adjustments         Pro Forma
                                                             ----------      -------------       -----------         ----------
                                                                        (in thousands, except per share amounts)
Interest Income:
    Loans, including fees (Note F) ..................        $   18,149        $    8,340         $     (670)        $   25,819
    Securities ......................................            12,521             1,596                                14,117
    Trading account assets ..........................               175              --                                     175
    Other interest income ...........................               890               222                                 1,112
                                                             ----------        ----------         ----------         ----------
        Total Interest Income .......................            31,735            10,158               (670)            41,223
Interest Expense:
    Deposits ........................................             8,907             3,394                                12,301
    Securities sold under agreements to
        repurchase and Federal funds purchased ......               660              --                                     660
    Federal Home Loan Bank Advances .................                92               873                                   965
    Long-term debt ..................................               863              --                                     863
                                                                   --                --                                    --
        Total Interest Expense ......................            10,522             4,267               --               14,789
                                                             ----------        ----------         ----------         ----------
Net interest income .................................            21,213             5,891               (670)            26,434
Provision for credit losses (Note F) ................               191               (35)               120                276
                                                             ----------        ----------         ----------         ----------
    Net Interest Income After Provision
        for Credit Losses ...........................            21,022             5,926               (790)            26,158
                                                             ----------        ----------         ----------         ----------
Non-Interest Income:
    Service charges, fees and other .................            10,341               454                                10,795
    Securities gains (losses) .......................                17              --                                      17
                                                                   --                --                                    --
        Total Non-Interest Income ...................            10,358               454               --               10,812
                                                             ----------        ----------         ----------         ----------
Non-Interest Expense:
    Salaries and employee benefits ..................            12,326             1,031                                13,357
    Net premises and equipment expense ..............             3,419               365                                 3,784
    Advertising .....................................               575                 8                                   583
    Data processing .................................             1,024                89                                 1,113
    Legal fees ......................................               729               127                                   856
    Losses and carrying costs of
        other real estate ...........................               144               333                                   477
    Deposit insurance premiums ......................               958               169                                 1,127
    Amortization of core deposit intangibles (Note C)               270                34                                   304
    Other ...........................................             3,572               596                                 4,168
                                                             ----------        ----------         ----------         ----------
        Total Non-Interest Expense ..................            23,017             2,752               --               25,769
                                                             ----------        ----------         ----------         ----------
Earnings before income taxes ........................             8,363             3,628               (790)            11,201
    Income tax expense ..............................             2,912             1,292               (276)             3,928
                                                             ----------        ----------         ----------         ----------
        NET EARNINGS ................................        $    5,451        $    2,336         $     (514)        $    7,273
                                                             ==========        ==========         ==========         ==========
Earnings per Common Share:
    Primary .........................................        $     0.90        $     0.39         $    (0.09)        $     1.20
    Fully diluted ...................................              0.90              0.39              (0.09)              1.20
                                                             ----------        ----------         ----------         ----------
Weighted Average Shares Outstanding:
    Primary .........................................         6,023,958         6,023,958          6,023,958          6,023,958
    Fully diluted ...................................         6,029,637         6,029,637          6,029,637          6,029,637
                                                             ==========        ==========         ==========         ==========

                  The accompanying notes are an integral part
                     of the pro forma financial statements.

PRO FORMA CONDENSED STATEMENT OF EARNINGS
(UNAUDITED)
                                                                            Year Ended December 31, 1993
                                                                            ============================
                                                            Charter        West Loop S&L      Adjustments         Pro Forma
                                                          ----------       -------------      -----------         ----------
                                                                      (in thousands, except per share amounts)
Interest Income:
    Loans, including fees (Note F) ...............        $   22,303        $    9,244        $     (300)        $   31,247
    Securities ...................................            16,154             2,051                               18,205
    Trading account assets .......................               131              --                                    131
    Other interest income ........................               639              --                                    639
                                                                --                --                                   --
        Total Interest Income ....................            39,227            11,295              (300)            50,222
                                                          ----------        ----------        ----------         ----------
Interest Expense:
    Deposits .....................................            12,436             3,985                               16,421
    Securities sold under agreements to repurchase               368              --                                    368
    Federal Home Loan Bank Advances ..............              --                 620                                  620
    Long-term debt (Note D) ......................               982              --                                    982
                                                                --                --                                   --
        Total Interest Expense ...................            13,786             4,605              --               18,391
                                                          ----------        ----------        ----------         ----------
Net interest income ..............................            25,441             6,690              (300)            31,831
Provision for credit losses ......................               911               413                                1,324
                                                          ----------        ----------        ----------         ----------
    Net Interest Income After Provision
        for Credit Losses ........................            24,530             6,277              (300)            30,507
                                                          ----------        ----------        ----------         ----------
Non-Interest Income:
    Service charges, fees and other (Note F) .....             8,364               935              (515)             8,784
    Securities gains (Note F) ....................               335               163              (163)               335
                                                          ----------        ----------        ----------         ----------
        Total Non-Interest Income ................             8,699             1,098              (678)             9,119
                                                          ----------        ----------        ----------         ----------
Non-Interest Expense:
    Salaries and employee benefits ...............            11,630             1,534                               13,164
    Net premises and equipment expense ...........             3,667               168                                3,835
    Advertising ..................................               562                98                                  660
    Data processing ..............................             1,086               129                                1,215
    Legal fees ...................................               566               111                                  677
    Losses and carrying costs of
        other real estate ........................             1,653                 3                                1,656
    Deposit insurance premiums ...................             1,306               197                                1,503
    Amortization of core deposit intangibles .....             2,108                45                                2,153
    Other ........................................             4,090               723                                4,813
                                                          ----------        ----------        ----------         ----------
        Total Non-Interest Expense ...............            26,668             3,008              --               29,676
                                                          ----------        ----------        ----------         ----------
Earnings before income taxes .....................             6,561             4,367              (978)             9,950
    Income tax expense ...........................             1,305             1,561              (342)             2,524
                                                          ----------        ----------        ----------         ----------
Earnings before effect of change in
  accounting principle ...........................             5,256             2,806              (636)             7,426
    Cumulative effect of a change in
        accounting for income taxes ..............             2,950              --                --                2,950
                                                          ----------        ----------        ----------         ----------
NET EARNINGS .....................................        $    8,206        $    2,806        $     (636)        $   10,376
                                                          ==========        ==========        ==========         ==========

Earnings per Common Share:
    Primary earnings before change in
        accounting principle .....................        $     0.86        $     0.47        $    (0.10)        $     1.23
    Fully diluted earnings before change in
        acctng. principle ........................              0.86              0.46             (0.10)              1.22
    Cumulative effect of change in acctng. for
        income taxes .............................              0.49              --                --                 0.49
    Primary ......................................              1.35              0.47             (0.10)              1.72
    Fully diluted ................................              1.35              0.46             (0.10)              1.71
                                                          ----------        ----------        ----------         ----------
Weighted Average Shares Outstanding:
    Primary ......................................         6,011,283         6,011,283         6,011,283          6,011,283
    Fully diluted ................................         6,029,514         6,029,514         6,029,514          6,029,514
                                                          ==========        ==========        ==========         ==========

                  The accompanying notes are an integral part
                     of the pro forma financial statements.

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note A - Cash and short-term investments
    Cash and short-term investments include cash, due from banks, federal funds sold, securities purchased under agreements to resell and short-term interest-bearing deposits in financial institutions. Pro forma cash and due from banks were $39,110,000 at September 30, 1994. Pro forma federal funds sold, securities purchased under agreement to resell and short-term interest-bearing deposits in financial institutions were $41,502,000 at September 30, 1994. The adjustments to this category include the estimated cash purchase price at September 30, 1994.

Note B - Securities
    Securities include investments held to maturity of $209,185,000 and securities held for sale of $108,999,000 at September 30, 1994. The adjustment of $2,200,000 represents the purchase accounting adjustment allocated to securities to reflect their estimated fair value as of September 30, 1994.

Note C - Other Assets
    Included within the category of other assets are intangible assets. The purchase accounting adjustments result in an intangible asset, goodwill and core deposit intangibles, of approximately $300,000. It is anticipated that this intangible asset will be amortized on a straight line basis over ten to fifteen years.

Note D - Federal Home Loan Bank Advances
    The Federal Home Loan Bank of Dallas ("FHLB") provides advances as a source of funds to each of its members. These advances are collateralized by a pledge of certain assets, such as residential mortgage loans. $15.4 million of the FHLB advances assumed by Charter Bank, SSB from West Loop S&L were fixed at rates below current borrowing rates of similar instruments available in the marketplace. The $1.5 million adjustment represents the purchase accounting adjustment allocated to these FHLB advances to reflect their estimated fair value as of September 30, 1994.

Note E - Loans and Deposits
    The pro forma adjustments in the pro forma financial information include current information available to management. Purchase accounting adjustments have been estimated for loans and deposits. Currently, adequate information is not available to management to fully evaluate the relative fair value of these financial instruments. The adjustments indicated on the pro forma balance sheet reflect the impact of rising interest rates on fixed rate loans and deposits.

Note F - Other Adjustments to Pro Forma Statements of Earnings
    Pro forma adjustments related to the pro forma condensed statements of earnings have been computed assuming the acquisition was consummated as of January 1, 1993. Included in the historical financial information of West Loop S&L, in the opinion of Charter's management, are estimates for non-recurring revenues and reduced provisions for credit losses. The non-recurring revenues include securities gains, gains on sales of loans and the accretion of unearned discount recognized on prepaid loans.

PART C. EXHIBITS

(2)(a) Plan of Consolidation between Charter, Charter Interim State Savings Bank and West Loop S&L dated November 21, 1994.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CHARTER BANCSHARES, INC.
                                              (Registrant)

                                  By:   WILLIAM S. SHROPSHIRE, JR.
                                        Chief Financial Officer
                                        and Treasurer
                                        (Principal financial and
                                        accounting officer)
Date:  January 24, 1995
                                      -22-